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                                                                   Exhibit 10.21


                              VIALOG CORPORATION

                             CONSULTING AGREEMENT
                             --------------------


     This Consulting Agreement is made as of the ________ day of ___________, 1997 (the "Effective Date") by and between VIALOG CORPORATION (the "Company") and JOHN J. HASSETT, an individual residing in the Commonwealth of Massachusetts ("Consultant").

     WHEREAS, the Company has been organized for the purpose of acquiring a number of rapidly growing businesses in the teleconferencing market known as Teleconferencing Service Bureaus ("TCSBs") and will finance the acquisition of TCSBs by a simultaneous Initial Public Offering ("IPO"); and

     WHEREAS, the Consultant has expertise in the telecommunications industry;

     In consideration of the mutual promises contained in this Agreement, the Company and Consultant agree as follows:

1.   CONSULTING SERVICES.
     -------------------

     1.1  Description of Services.  During the term of this Agreement,
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Consultant agrees to perform the following consulting and advisory services (the
"Services"):

          (a) Assist in the identification of TCSBs for acquisition and negotiate the terms of such acquisitions;

          (b) Consultation with the Company's officers, employees and agents, as may be reasonably requested by the Company, with respect to the telecommunications industry; and

          (c) Such other services as shall be mutually agreed upon by the Company and Consultant.

     1.2  Commitment.  Consultant agrees to be available to render the Services
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at such times and locations as may be mutually agreed from time to time as requested by the Company. It is anticipated that the Consultant will devote approximately five hours per week to the Services. It will be assumed that this time is being devoted.

     1.3  Status as Independent Contractor.  The Company and Consultant agree
          --------------------------------
that Consultant will be an independent contractor for all purposes and that Consultant will not in any way represent that Consultant is an employee or officer of the Company. Consultant is not a partner, joint venturer or agent of the Company, nor does Consultant have any right or authority to incur, assume or create, in writing or otherwise, any warranty, liability, or other obligation of any kind, express or implied, in the name of or on behalf of the Company.
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2.   TERM.
     ----

     This Agreement will be for a term of three years commencing on the Effective Date and will be automatically renewed on a month-to-month basis thereafter unless terminated by either party by written notice to the other party delivered thirty days before the effective date of such termination.

3.   COMPENSATION AND EXPENSES.
     -------------------------

     3.1  Compensation.  The Company will pay Consultant a consulting fee for
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the Services during the term of this Agreement (including any month-to-month extensions) as follows:

          (a) $95,000 per year payable in monthly installments of $7,916 on the first day of each month;

          (b) a car allowance in the amount of $500 per month payable on the first day of each month; and

          (c) an allowance for insurance benefits in the amount of $500 per month payable on the first day of each month.

     3.2  Expenses.  Consultant will be entitled to reimbursement for reasonable
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travel and other out-of-pocket expenses incurred by Consultant in the performance of Consultant's duties under this Agreement, following submission of written expense statements and other supporting documentation as the Company may from time to time request.

     3.3  Independent Contractor; Taxes.  As an independent contractor,
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Consultant will not be entitled to participate in, or receive any benefit or right as an employee under, any employee benefit or welfare plan of the Company. Consultant will have sole responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws and for filing all required tax forms with respect to any amounts paid by the Company to Consultant pursuant to this Agreement. Consultant will indemnify and hold the Company harmless against any claim or liability (including penalties) resulting from failure of Consultant to pay such taxes or contributions or file any such tax forms.

4.   CONFIDENTIALITY.  Consultant will not at any time, without the Company's
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prior consent, reveal or disclose to any person outside of the Company (for purposes of this Agreement, the Company shall include its majority owned subsidiaries), or use for Consultant's own benefit or the benefit of any other person or entity outside of the Company, any confidential information concerning the business or affairs of the Company, or concerning the customers, clients or employees of the Company ("Confidential Information"). For purposes of this Agreement, Confidential Information includes, but is not limited to, financial information or plans; sales and marketing information or plans; business or strategic plans; salary, bonus or

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other personnel information of any type; information concerning methods of operation; proprietary systems or software; legal or regulatory information; cost and pricing information or policies; information concerning new or potential products or markets; models, practices, procedures, strategies or related information; research and/or analysis; and information concerning new or potential investors, customers, or clients. Confidential Information does not include Confidential Information already available to the public through no act of Consultant's, nor does it include salary, bonus or other personnel information specific to Consultant.

     Consultant further understands and agrees that all Confidential Information, however or whenever produced, will be the Company's sole property. Upon the termination of this Agreement, Consultant will promptly deliver to the Company all copies of all documents, equipment, property or materials of any type in Consultant's possession, custody or control, that belong to the Company, and/or that contain, in whole or in part, any Confidential Information.

5.   RESTRICTIVE COVENANTS. During the Restricted Period (defined below),
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Consultant will not, directly or indirectly, for Consultant's own account or for or on behalf of any other person or entity, whether as an officer, director, employee, partner, principal, joint venturer, consultant, investor, shareholder, independent contractor or otherwise:

          (a) engage in any business in competition with the then business of the Company, or in competition with any business that the Company, to the Consultant's knowledge, actively was planning to enter at the time of the termination of this Agreement;

          (b) solicit or accept business in competition with the Company from any clients of the Company who were clients of the Company at the time of the termination of this Agreement, or who were clients during the one (1) year period preceding such termination; or

          (c) speak or act in any manner that is intended to, or does in fact, damage the goodwill or the business or reputation of the Company.

     For purposes of this Agreement, the Restricted Period will be a period beginning on the Effective Date and ending on the first anniversary of the termination of this Agreement.

     Consultant may own not more than 5 percent of any class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of any corporation engaged in competition with the Company so long as Consultant does not otherwise (i) participate in the management or operation of any such business, or (ii) violate any other provision of this Agreement.

     Consultant understands and agrees that, by virtue of Consultant's relationship with the Company, Consultant will have substantial access to and impact on the good will, confidential information and other legitimate business interests of the Company, and therefore will be in a position to have a substantial adverse impact on the Company's business interests should Consultant engage in business in competition with the Company. Consultant acknowledges that Consultant's adherence to the restrictive covenants set forth in this
Section is an important and substantial part of the consideration that the Company is receiving under this Agreement, and

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agrees that the restrictive covenants in this Section are enforceable in all respects. Consultant consents to the entry of injunctive relief to enforce such covenants, in addition to such other relief to which the Company may be entitled by law.

6.   SPECIFIC PERFORMANCE.  Consultant acknowledges that the Company's remedy at
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law for breach of Sections 4 and 5 of this Agreement would be inadequate, and agrees that, for breach of such provisions, the Company is entitled to injunctive relief and to enforce its rights by an action for specific performance.

7.   OTHER PROVISIONS.
     ----------------

     7.1  Arbitration.  Any dispute arising out of this Agreement will be
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settled by a single arbitrator pursuant to the rules of the American Arbitration
Association sited at Boston, Massachusetts, or such other means and location as the parties mutually agree.

     7.2  Assignment.  This Agreement, and the rights and obligations under this
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Agreement, may not be assigned or transferred by either party without the prior written consent of the other party, except the Company may assign this Agreement in connection with the merger, consolidation, or sale of all or substantially all assets of the Company. Subject to the foregoing, this Agreement is binding upon Consultant and the Consultant's heirs, executors, administrators, successors, representatives and assigns and will inure to the benefit of the Company and any successor or assign of the Company.

     7.3  Entire Agreement.  This Agreement constitutes the entire agreement of
          ----------------
the parties with regard to the subject matter of this Agreement, and supersedes all previous written or oral representations, agreements and understandings between the Company and the Consultant, whether expressed or implied. This Agreement may be executed in one or more counterparts.

     7.4  Amendment.  Any amendment or modification of this Agreement or the
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waiver of any right, in whole or in part, will be effective only if it is in writing and signed by the parties to this Agreement.

     7.5  Applicable Law and Severability.  This Agreement will be governed by
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the laws of the Commonwealth of Massachusetts.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable to any degree or in any application, then that provision shall be enforced only to the maximum extent consistent with applicable law and the validity or unenforceability of that provision will not affect the validity or enforceability of any other provision of the Agreement, and all other provisions will remain in full force and effect.

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Consultant and the Company have executed and delivered this Agreement as a document under seal as of the Effective Date.


                              VIALOG CORPORATION



                              By:
                                 -----------------------------------
                              Name:
                              Title:

                              CONSULTANT:


                              --------------------------------------
                              John J. Hassett

                              Home Address:
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                              Social Security No.:
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